SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2009

Haights Cross Communications, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-109381	13-4087398
(Commission File Number)	(I.R.S. Employer Identification No.)

10 New King Street, White Plains, New York	10604
(Address of Principal Executive Offices)	(Zip Code)

(914) 289-9400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Haights Cross Communications, Inc. (the “Company”) is a “voluntary filer” for purposes of the periodic and current reporting requirements of the Securities and Exchange Commission (the “Commission”). The Company is a voluntary filer because it does not have a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or listed on an exchange or in any automated inter-dealer quotation system of any national securities association, and it is no longer required to file reports under Section 15(d) of the Exchange Act. Rather, it continues to file its reports under the Exchange Act in order to comply with the reporting covenants contained in its bond indentures.

Item 1.01. Entry into a Material Definitive Agreement.

Extension to Forbearance Agreement.  On June 5, 2009, the Company entered into an extension of the Fourth  Forbearance Agreement and Amendment dated May 7, 2009 (the “Forbearance Agreement”) with the lenders under the Credit Agreement (the “Lenders”) and DDJ Capital Management, LLC, as administrative agent and collateral agent for the Lenders (the “Agent”).  As previously disclosed, the Company had entered into a number of forbearance agreements pursuant to which the Lenders agreed to forbear exercising any rights and remedies under the Credit Agreement primarily relating to certain financial covenant and reporting defaults.  Under the Forbearance Agreement, the Lenders have agreed to forbear exercising any rights and remedies under the Credit Agreement until the earliest of (i) July 16, 2009; (ii) June 12, 2009, unless we enter into a binding commitment letter (in form and substance customary for transactions of this type) with the Lenders with respect to the Restructuring on substantially the terms of the proposed amendments to the Credit Agreement; (iii) our failure to pay a commitment fee to the Lenders when due; (iv) the occurrence of an event of default under the Credit Agreement other than those events covered by the Forbearance Agreement; or (v) the occurrence or existence of any event of default under either of the indentures for the Company’s senior notes and senior discount notes.  In connection with the extension of the Forbearance Agreement executed on June 5, 2009, the Company paid the Lenders a fee of $541,000.

Item 7.01.                       Regulation FD Disclosure

On June 8, 2009, the Company issued a press release announcing a proposed debt restructuring plan. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release contains forward-looking statements and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

The press release also mentions that the Company is in discussions with its Lenders regarding a proposed amendment to the Credit Agreement and certain related transactions (the “Credit Agreement Restructuring”).  The following outlines the terms of the proposed Credit Agreement Restructuring being discussed with the Lenders.

(i)
The Company shall make a $17,500,000 cash principal payment (the “Term Loan Paydown”) in respect of the existing secured term loan facility; thereby reducing the aggregate principal balance of the existing term loans from $108,200,000 to $90,700,000.  The Term Loan Paydown shall be allocated among certain of the existing Lenders.

(ii)
The Company shall repurchase (the “Repurchase”) 100% of the $27,475,000 principal amount of the Company’s senior notes held by certain of the existing Lenders constituting funds and/or accounts managed and/or advised by DDJ Capital Management, LLC (the “DDJ Noteholder Lenders”) at a 20% discount, for aggregate consideration (the “Repurchase Consideration”) consisting of interests in $21,980,000 principal amount of the new Term B Loans described in clause (iii) below.

(iii)
After giving effect to the Term Loan Paydown, (x) the $55,862,000 of aggregate principal amount of existing term loans that are held by certain Lenders (other than the DDJ Noteholder Lenders) shall be converted into new first-out term A loans in the aggregate principal amount of $55,862,000 (the “Term A Loans”), and (y) the $34,838,000 aggregate principal amount of existing term loans that are held by the DDJ Noteholder Lenders, together with the $21,980,000 of Repurchase Consideration owed to the DDJ Noteholder Lenders, shall be converted into new last-out term B loans in the aggregate principal amount of $56,818,000 (the “Term B Loans” and together with the Term A Loans, the “Restructured Term Loans”), on terms and conditions satisfactory to the Lenders (including without limitation with respect to voting rights, payments and prepayments, application of proceeds, purchase options and bankruptcy rights).

(iv)
The aggregate principal amount of Restructured Term Loans outstanding after giving effect to the transactions described in clauses (i)-(iii) above shall equal $112,680,000.  Such amount does not include the aggregate amount of payment in kind interest, if any, added to the principal amount of the secured term loan facility under the Credit Agreement during the period commencing on the First Amendment Effective Date (i.e., May 7, 2009) and ending on the effective date of the closing of the transactions contemplated by the proposed debt restructuring described herein.

(v)
It is currently anticipated that the Applicable Margin on the Term A Loans shall be equal to (a) 10.75% per annum with respect to LIBOR Loans (8.75% per annum cash pay and 2.00% per annum payment in kind) and (b) 9.50% per annum with respect to Base Rate Loans (7.50% per annum cash pay and 2.00% per annum payment in kind).  It is also currently anticipate that the Applicable Margin on the Term B Loans shall be equal to (a) 15.75% per annum with respect to LIBOR Loans (13.75% per annum cash pay and 2.00% per annum payment in kind) and (b) 14.50% per annum with respect to Base Rate Loans (12.50% per annum cash pay and 2.00% per annum payment in kind).  It is currently anticipated that the LIBOR rate on all Restructured Term Loans shall have a 3.00% floor and the Base Rate on all Restructured Term Loans shall have a 5.25% floor, consistent with the existing Credit Agreement.

(vi)
We will pay a commitment fee of $550,000 to the Lenders, which commitment fee shall be earned upon the execution of a binding commitment letter with respect to the Credit Agreement Restructuring and shall be due and payable on the earliest to occur of (a) the date on which at least 90% of our senior discount notes have been tendered for exchange pursuant to our debt restructuring plan, (b) the date on which we, the Agent and the Lenders have reached substantial agreement on the documentation for the Credit Agreement Restructuring or (c) the date on which (1) at least 60% of the senior discount notes have been tendered for exchange pursuant to our debt restructuring plan, and (2) we have consummated the debt restructuring and effected the Credit Agreement Restructuring either (i) with the consent of the Agent and the Lenders in their discretion or (ii) with alternative financing.  Once paid, no part of the Commitment Fee shall be refundable for any reason.

(vii)	A default under the Restructured Term Loans will trigger an additional 2.00% of interest above the stated rates.

After giving effect to the Credit Agreement Restructuring, the Credit Agreement (i) will require the Company to pay customary fees to Agent and Lenders, including, without limitation, a commitment fee and a closing fee and (ii) will furnish Agent and Lenders with rights and remedies that are typical for a transaction of this kind.  Among other remedies, upon the occurrence of an event of default, the Agent and Lenders shall be entitled to charge a default interest rate and to declare the Restructured Term Loans outstanding to be due and payable, either in whole or in part, immediately.

Neither the Company nor any of the Lenders have made any binding commitments to effect such a restructuring and any such restructuring will be dependent upon the negotiation and execution of definitive documentation.  As a result, the Company cannot assure that it will be able to timely effect a Credit Agreement Restructuring as described herein, or otherwise to cure the outstanding defaults under the Credit Agreement.  In the event that the Company is not able to successfully complete such a restructuring, it intends to explore all other restructuring alternatives available to it at that time, which may include an alternative out-of-court restructuring or the commencement of a Chapter 11 plan of reorganization under the U.S. Bankruptcy Code, with or without a pre-arranged plan of reorganization. The Company cannot assure that any alternative restructuring arrangement or plan could be accomplished.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2009	HAIGHTS CROSS COMMUNICATIONS, INC.

	By:	/s/ Mark Kurtz
Name: Mark Kurtz Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release